Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Michael M. Wick, M.D., Ph.D., the Chairman and Chief Executive Officer of Telik, Inc. (the “Company”), and Cynthia M. Butitta, the Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies that, his or her knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30 , 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

* These certifications accompany the Form 10-Q to which they relate, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

Dated: November 12, 2003

/s/ MICHAEL M. WICK	/s/ CYNTHIA M. BUTITTA

Michael M. Wick, M.D., Ph.D. Chairman and Chief Executive Officer	Cynthia M. Butitta Chief Operating Officer and Chief Financial Officer

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